Reed’s, Inc. Announces NYSE Exchange Letter on Failure to Satisfy Continued Listing Standards

LOS ANGELES, June xx, 2016 (GLOBE NEWSWIRE) — Reed’s, Inc. (NYSE:REED), maker of the top-selling sodas in natural food stores nationwide, announced today that it has received a letter from the NYSE listing compliance department advising that the company is not currently satisfying the listing requirements in Sections 1003(a)(i), 1003(a)(ii) and 1003(a)(iii) of the NYSE MKT Company Guide. The company has 18 months to regain compliance, contingent on submission by the company and acceptance by the NYSE of a plan to meet the listing requirements. The company must submit the plan by July 22nd.

Chris Reed, CEO and Founder of Reed’s, Inc. commented, “We have maintained our listing on the NYSE MKT due to our market capitalization above $50 million. Since our market capitalization has fallen below this threshold, we must now meet additional requirements. The company continues to recover from the supply chain issues of 2015 that have affected our business and subsequently our stock price. We have every confidence that now that our supply chain issues are behind us and we are experiencing a recovery of forward momentum that investors will respond positively to our stock long before the 18 month deadline to comply is reached. Possible back up plan to a simple recovery of our stock price and market capitalization, is raising money to meet alternative listing standards of stockholder equity. We do not anticipate the need to follow this route. There are a number of very exciting developments in the company including the company’s launch of the first natural soda fountain products that we expect to have a significant impact on the company’s long term prospects. We remain exciting about our future and see daily improvements in our business. Things keep getting better at Reed’s.”

About Reed’s, Inc.

Reed’s, Inc. makes the top-selling sodas in the natural and specialty foods industry and are sold in over 15,000 natural and mainstream supermarkets nationwide. Reed’s products are sold through an additional estimated 40,000 accounts that include specialty gourmet, natural food stores, retail stores, convenience stores and restaurants nationwide and in select international markets. Reed’s has sold over 500 million bottles since inception in June 1989 and is considered the leader of the fast growing craft soda category. Its seven award-winning non-alcoholic Ginger Brews are unique in the beverage industry, being brewed, not manufactured and using fresh ginger, spices and fruits in a brewing process that predates commercial soft drinks. The company owns the top-selling root beer line in natural foods, the Virgil’s Root Beer product line, and a top-selling cola line in natural foods, the China Cola product line. In 2012, the company launched its Reed’s Culture Club Kombucha line of organic live beverages. Other product lines include Reed’s Ginger Candies and Reed’s Ginger Ice Creams.

For more information about Reed’s, please visit the company’s website at: http://www.reedsinc.com or call 800-99-REEDS.

Follow Reed’s on Twitter at http://twitter.com/reedsgingerbrew Reed’s Facebook Fan Page athttps://www.facebook.com/ReedsGingerBrew

SAFE HARBOR STATEMENT

Some portions of this press release, particularly those describing Reed’s goals and strategies, contain “forward-looking statements.” These forward-looking statements can generally be identified as such because the context of the statement will include words, such as “expects,” “should,” “believes,” “anticipates” or words of similar import. Similarly, statements that describe future plans, objectives or goals are also forward-looking statements. While Reed’s is working to achieve those goals and strategies, actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. These risks and uncertainties include difficulty in marketing its products and services, maintaining and protecting brand recognition, the need for significant capital, dependence on third party distributors, dependence on third party brewers, increasing costs of fuel and freight, protection of intellectual property, competition and other factors, any of which could have an adverse effect on the business plans of Reed’s, its reputation in the industry or its expected financial return from operations and results of operations. In light of significant risks and uncertainties inherent in forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by Reed’s that they will achieve such forward-looking statements. For further details and a discussion of these and other risks and uncertainties, please see our most recent reports on Form 10-K and Form 10-Q, as filed with the Securities and Exchange Commission, as they may be amended from time to time. Reed’s undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.